Exhibit 10.3

KIMBALL INTERNATIONAL, INC.

RESTRICTED SHARE UNIT AWARD AGREEMENT
FISCAL YEAR 2018
THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (“Award Agreement”), dated the                day of                   , 20     (“Award Date”), is granted by KIMBALL INTERNATIONAL, INC., an Indiana corporation (“Company”) to                                          (“Employee”) pursuant to the terms of the Company’s Amended and Restated 2003 Stock Option and Incentive Plan (“Plan”).
WHEREAS, the Board of Directors and the Compensation and Governance Committee of the Company (“Committee”) believe it to be in the best interests of the Company and its share owners for its officers and other key employees to obtain or increase their stock ownership interest in the Company in order that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable, thereby aligning the personal interests of officers and key employees with those of the Company’s share owners; and
WHEREAS, the Employee is employed by the Company or one of its subsidiaries as an officer or key employee;
NOW THEREFORE, in consideration of these premises and of services to be performed by the Employee, the Company hereby grants this Restricted Share Unit Award to the Employee on the terms and conditions hereinafter expressed and subject to the terms of the Plan.

1.	GRANT OF RESTRICTED SHARE UNITS
The Company hereby grants to the Employee the right to receive a total of                    Shares of Common Stock of the Company subject to the terms and conditions set forth in this Award Agreement and the Plan (“Award”).

2.	VESTING

A.	The Award shall vest in full on , 20 (“Vesting Date”), if the Employee remains in Continuous Service through the Vesting Date.

B.
If the Employee ceases Continuous Service before the Vesting Date for any reason other than Disability, death or Retirement, the Employee will forfeit all rights with respect to any unvested portion of this Award.

C.    Disability, Death or Retirement.

(i)
If the Employee ceases Continuous Service before the Vesting Date by reason of Disability, death or Retirement, a prorated portion of this Award will vest on the date such Continuous Service ceases, calculated by multiplying the total number of Shares of Common Stock set forth in Section 1 by a fraction determined by:

•	Numerator = number of months between the Award Date and the Vesting Date that the Employee maintained Continuous Service prior to such Disability, death or Retirement, including the month in which the Continuous Service ceases, which shall be considered a full month.

•	Denominator = 36 months.

(ii)
To be considered a Retirement under this Award Agreement, the Employee must have incurred a Separation of Service, as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). “Separation from Service” shall mean a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and Treasury regulation section 1.409A-1(h) and shall mean with respect to an Employee, the complete termination of the employment relationship between the Employee and the Company and/or all affiliated employers within the meaning of Code Section 414(b) or (c), for any reason other than death.

D.	Notwithstanding anything to the contrary set forth in the Plan or this Award Agreement, the Employee shall forfeit any unvested Restricted Stock Units awarded hereunder in the event that:

(i)
The Employee is discharged by the Company from his or her employment with the Company for Cause. For purposes herein, “Cause” shall mean, with respect to termination of the Employee’s employment with the Company, one or more of the following occurrences: (1) Employee’s willful and continued failure to perform substantially the duties of Employee’s position or to follow lawful instructions of a senior executive or the Board of Directors, if such failure continues for a period of five days after the Company delivers to Employee a written notice identifying such failure; (2) Employee’s conviction of a felony or of another crime that reflects adversely on the Company; or (3) Employee’s engaging in fraudulent or dishonest conduct, gross misconduct that is injurious to the Company, or any misconduct that involves moral turpitude; or

(ii)
The Employee breaches any of his or her employee and ancillary agreements, including without limitation, any confidentiality or non-solicitation obligation documented by agreement (collectively, “Employee Agreement”). In addition, for purposes herein, an Employee shall be deemed to have breached an Employee Agreement if the Employee seeks judicial intervention to limit or nullify the terms of such agreement.

E.
In the event that Restricted Share Units vest and Shares are issued to the Employee under this Award Agreement and within twelve (12) months after the issuance of such Shares to the Employee, (a) the Company identifies facts that result in, or, in the event of issuance of such Shares as a result of Retirement or Disability, would have resulted in, a termination for Cause, or (b) the Employee breaches an Employee Agreement, then, in addition to the forfeiture under Section 2.D. of this Award Agreement, the Employee agrees to repay the value of such Shares received under this Award Agreement within thirty (30) days of the date of written demand by the Company (“Clawback Amount”).

F.
Awards and any compensation or benefits associated therewith shall also be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 10D of the Exchange Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder; (ii) similar rules under the laws of any other jurisdiction; and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to a Participant. This Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

3.	PHANTOM DIVIDENDS
For any dividends declared and paid by the Company on the Common Stock, the same amount of dividends shall be credited to the Award (“Phantom Dividends”) and subject to the vesting schedule under Section 2 above. The amount of such Phantom Dividends shall be accumulated (“Accumulated Phantom Dividends”) during the period commencing on the date of the Award and ending on the Vesting Date. Upon payment of the Award, such amount of Accumulated Phantom Dividends shall be granted to the Employee in shares of Common Stock. The number of such shares to be granted shall be determined by dividing the Accumulated Phantom Dividends by the Market Value of the Common Stock on the Vesting Date, rounded down to the nearest whole share. “Market Value” means, with respect to any Share of Common Stock, the closing sales price of one Share of Common Stock for the market trading day on the date of the determination (or if no sales of Shares of Common Stock were reported on that date, on the last trading day on which sales of Shares of Common Stock were reported) on The NASDAQ Stock Market LLC (“NASDAQ”), or, if the Shares of Common Stock are not then listed on NASDAQ, on the principal exchange on which the Shares of Common Stock are then listed for trading, or, if no Shares of Common Stock are then listed for trading on any exchange, the mean between the last reported “bid” and “asked” prices of one Share of Common Stock, as reported by an over-the-counter market or by any other customary financial reporting service or system then in use, for the market trading day on the date of determination (or if there were no “bid” or “asked” prices reported on that date, on the last trading day on which “bid” and “asked” prices were reported), or, if no such reported prices are available, the fair market value on such date of one Share of Common Stock as the Committee shall determine consistently with the standards for determining fair market value under Code section 409A and its interpretive regulations.

4.	DELIVERY OF SHARES
The Shares issued to the Employee upon vesting will be delivered, without restriction, to the Employee as soon as practical after the Vesting Date, but no later than sixty (60) days after the Vesting Date, except as provided under Section 11 below. The Award will be payable in Common Stock.
5.    SHARE CHANGES
If the Company shall at any time change the number of shares of its Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of Shares subject to the Award Agreement hereunder shall be changed in proportion to the change in issued shares. If, during the term of this Award Agreement, the Common Stock of the Company shall be changed into another kind of securities of the Company or into cash, securities or evidences of indebtedness of another corporation, other property or any combination thereof, whether as a result of reorganization, sale, merger, consolidation, or other similar transaction, the Company shall cause adequate provision to be made whereby the Employee shall thereafter be entitled to receive, under this Award Agreement, the cash, securities, evidences of indebtedness, other property or any combination thereof, the Employee would have been entitled to receive for Common Stock acquired through this Award Agreement immediately prior to the effective date of such transaction. If appropriate, the number of Shares of this Award Agreement following such reorganization, sale, merger, consolidation or other similar transaction may be adjusted, in each case in such equitable manner as the Committee may select.
6.    TRANSFER
Neither this Award nor any right or interest of the Employee in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.
7.    VOTING RIGHTS
The Employee will not have any voting rights with respect to the Restricted Share Units subject to this Award Agreement. The Employee will obtain voting rights only after any vested Shares are transferred to the Employee.
8.    TAXES AND WITHHOLDING
Issuance of the Award under this Award Agreement, under current applicable laws, will result in various federal and/or state taxes becoming due, including, but not limited to, income and social security. The Employee is responsible for the timely payment of these taxes, and provision will be made by the Company to satisfy these obligations by withholding of Shares equal in value to the minimum amount of federal, state and local taxes required by the taxing authorities. The value of the Shares withheld will be determined by using the appropriate method under applicable tax regulations.
9.    ADMINISTRATION
This Award Agreement and your rights under it are subject to all terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The parties acknowledge that the Committee or its designee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Award Agreement, in its sole discretion, all of which shall be binding on the Employee.
10.    AMENDMENTS
In the event any new modifications or changes are made to existing laws that render any or all of this Award Agreement illegal or unenforceable, this Award Agreement may be amended to the extent necessary in order to carry out the intention of the Award to the Employee. The Committee may amend this Award Agreement in other respects, without the Employee’s consent, if the amendment will not have an adverse effect on the Employee’s rights under this Award Agreement as in effect immediately before the amendment.

11.	CODE SECTION 409A

A.
The parties intend that the payments and benefits under the Plan and this Award Agreement comply with Code Section 409A, to the extent applicable, and accordingly, to the maximum extent permitted, the Plan and this Award Agreement shall be interpreted and administered to be in compliance therewith. Any payments described in this Award Agreement or the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise.

B.
Notwithstanding any provisions in the Plan to the contrary, to the extent that the Company has any stock which is publicly traded on an established securities market or otherwise, if the Employee is a Specified Employee and a Separation from Service occurs, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable under this Award Agreement because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which Separation from Service occurs. Payments delayed by the preceding sentence shall be accumulated and paid on the earliest administratively feasible date permitted by such sentence. “Specified Employee” shall mean an individual who, at the time of his or her Separation from Service, is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and Treasury regulation section 1.409A-1(i). For purposes of the preceding sentence, the “specified employee identification date” shall be December 31 (of the prior Plan year) and the “specified employee effective date” shall be the following April 1.

12.    PLAN CONTROLLING
The Award is subject to all of the terms and conditions of the Plan except to the extent that those terms and conditions are supplemented or modified by this Award Agreement, as authorized by the Plan. Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan. All determinations and interpretations of the Committee shall be binding and conclusive upon the Employee and his or her legal representatives.
13.    QUALIFICATION OF RIGHTS
Neither this Award Agreement nor the existence of the Award shall be construed as giving the Employee any right (a) to be retained as an employee of the Company; or (b) as a shareholder with respect to the Shares of Common Stock underlying the Award until the certificates for the Common Stock have been issued and delivered to the Employee or a book entry has been recorded in the name of the Employee with the Company’s transfer agent.
14.    GOVERNING LAW
This Award Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction. Any action or proceeding seeking to enforce the terms of this Award Agreement or based on any right arising out of this Award Agreement must be brought in the appropriate court located in Dubois County, Indiana, or if jurisdiction will so permit, in the Federal District Court for the Southern District of Indiana located in Evansville, Indiana. The parties hereto consent to the jurisdiction and venue of said courts.
15.    REPRESENTATIONS AND WARRANTIES

A.	The Employee represents and warrants that he or she has received and reviewed a Plan Memorandum, which summarizes the provisions of the Plan.

B.
The Company makes no representations or warranties as to the tax consequences of and benefits vested or payable under this Award, and in no event shall Company be responsible or liable for any taxes, penalties or interest assessed against the Employee for any benefit or payment provided under this Award.

C.
The Employee represents and warrants his/her understanding that the grant of the Restricted Share Units by the Company is voluntary and does not create in the Employee any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units in any circumstance. All decisions with respect to any future awards will be made in the sole discretion of the Company.

16.    SUCCESSORS AND ASSIGNS
This Award Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.
17.    WAIVER
The failure of a party to insist upon strict adherence to any term of this Award Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Award Agreement.
18.    TITLES
Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Award Agreement.
19.    COUNTERPARTS/ COPIES
This Award Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Award Agreement made by reliable means (for example, photocopy, scanned copy or facsimile), is considered an original.
IN WITNESS WHEREOF, the Company has caused the execution hereof by its duly authorized officer and Employee has agreed to the terms and conditions of this Award Agreement, all as of the day and date first above written.
Kimball International, Inc.

By:
[Name]
[Title]
Kimball International, Inc.

The undersigned employee has read, acknowledged and accepts the terms of the Award, the Award Agreement and the Plan.

(print name) Employee Signature	Date